UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 21, 2016

Independent Bank Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Texas	001-35854	13-4219346
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Redbud Boulevard, Suite 400

McKinney, TX 75069-3257

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:

(972) 562-9004

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

Entry into Agreement and Plan of Reorganization with Carlile Bancshares, Inc.

On November 21, 2016, Independent Bank Group, Inc. (“Independent”) entered into an Agreement and Plan of Reorganization (the “Agreement”) with Carlile Bancshares, Inc., a Texas corporation (“CBI”), pursuant to which CBI would merge with and into Independent and Independent would continue as the surviving entity (the “Merger”). Subsequent to the Merger, Independent would merge Northstar Bank, a Texas state banking association and wholly owned subsidiary of CBI, with and into Independent Bank, a Texas state banking association and wholly owned subsidiary of Independent, with Independent Bank continuing as the surviving bank.

Under the terms of the Agreement, Independent will issue shares of Independent common stock to the shareholders of CBI and pay cash to CBI option holders. The number of shares of Independent common stock to be issued to CBI shareholders is based upon aggregate merger consideration of $434 million divided by an agreed price of $47.40 per share of Independent common stock, adjusted for the aggregate amount of cash to be paid to option holders. Based upon the Independent stock price of $53.95 per share as of November 18, 2016, Independent would issue approximately 8.9 million shares of its common stock and pay cash in the amount of approximately $13.7 million. The $434 million figure used to calculate the merger consideration will be reduced on a dollar-for-dollar basis if the tangible equity of CBI is less than $200 million at closing. CBI is permitted to pay a pre-closing cash distribution to its shareholders in an aggregate amount of up to $55,250,000.

Among other things, Independent has agreed to add three CBI representatives to the Independent Board of Directors, one in each of Independent’s three existing classes of directors; provided, however, that if the three CBI directors do not represent at least 25% of the number of Independent directors, then Independent shall increase the number of CBI directors to be added to the Independent Board of Directors to a number equal to at least 25% of the number of Independent directors.

Independent anticipates that the Merger will be consummated during the second quarter of 2017 (although delays could occur), subject to the effectiveness of Independent’s Registration Statement on Form S-4 registering the offer and sale of Independent shares in the Merger, which registration statement will be filed with the Securities and Exchange Commission, the receipt of bank regulatory approvals, approval of Independent’s and CBI’s respective shareholders, and the satisfaction of other customary closing conditions. The Merger has been approved by the Boards of Directors of Independent and CBI.

The foregoing summary of the terms of the Agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 to this Current Report on Form 8-K.

Item 1.01.	Entry Into a Material Definitive Agreement. and Item 3.02. Unregistered Sales of Equity Securities.

Private Placement of Common Stock

On November 21, 2016, Independent entered into securities purchase agreements (the “Stock Purchase Agreements”) with a limited number of institutional investors who were all accredited investors (the “Purchasers”) pursuant to which Independent agreed to sell in a private placement an aggregate of 400,000 shares of Independent’s common stock, par value $0.01 per share (the “Private Placement Shares”), at a purchase price of $52.50 per Private Placement Share. The gross proceeds of the sale of such Private Placement Shares was approximately $21 million, and the placement discount/commission to Stephens, Inc., as placement agent, was $1,050,000. The transaction is expected to close on November 29, 2016.

Consummation of the sale of the Private Placement Shares under the Stock Purchase Agreements is subject to the satisfaction of certain customary closing conditions. The Stock Purchase Agreements also contain representations and warranties, covenants and indemnification provisions that are customary for private placements of shares of common stock by companies with shares of common stock listed for trading on a national securities exchange.

The Private Placement Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemption from registration in Section 4(a)(2) of the Securities Act and Regulation D of the Securities and Exchange Commission (the “SEC”) promulgated under the Securities Act, and, as a result, the Private Placement Shares may not be offered or sold in the United States absent a registration statement or exemption from registration. Pursuant to the Stock Purchase Agreements, Independent has agreed to file with the SEC a registration statement with respect to the resale of the Private Placement Shares purchased by the Purchasers under the Stock Purchase Agreements as soon as reasonably practicable and to have that registration statement declared effective by the SEC by no later than by December 29, 2016.

Item 7.01.	Regulation FD Disclosure.

On November 21, 2016, Independent posted on the Investors Relations page of its website a slide presentation related to its proposed transaction with CBI. A copy of the slide presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Independent issued a press release on November 21, 2016, to announce the proposed Merger and the sale of the Private Placement Shares, a copy of which is filed as Exhibit 99.2 to this Current Report on Form 8-K.

In accordance with the General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2 hereto, which are furnished herewith pursuant to and relate to Item 7.01, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of Section 18 of the Exchange Act. The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 and Exhibit 99.2 hereto shall not be incorporated by reference into any filing or other document filed by the Company with the SEC pursuant to the Securities Act of 1933, as amended, the rules and regulations of the SEC thereunder, the Exchange Act, or the rules and regulations of the SEC thereunder, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits. The following are exhibits to this Current Report on Form 8-K.

Exhibit No.	Description

2.1*+	Agreement and Plan of Reorganization by and between Independent Bank Group, Inc. and Carlisle Bancshares, Inc., dated November 21, 2016.**

99.1**	Independent Bank Group, Inc. Presentation, dated November 21, 2016.

99.2**	Press Release issued by Independent Bank Group, Inc., dated November 21, 2016.

*	Filed herewith.
**	Furnished to the SEC herewith as exhibits relating to information furnished to the Commission under Item 7.01 of Form 8-K.
+	Schedules and/or exhibits to this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Independent agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

Notes

Additional Information About the Proposed Merger and Where to Find It

Independent will be filing relevant documents concerning the transaction with the Securities and Exchange Commission, including a registration statement on Form S-4 that will include a joint proxy statement/prospectus. Interested persons will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other reports and filings containing information about Independent, at the Securities and Exchange Commission’s internet site (http://www.sec.gov) or from Independent at its website (www.ibtx.com). When available, copies of the joint proxy statement/prospectus and other filings with the Securities and Exchange Commission can also be obtained, without charge, by requesting them from Independent by telephone at (972) 562-9004. You may also obtain documents filed with the SEC by Independent free of charge by requesting them in writing from Independent Bank Group, Inc., 1600 Redbud Boulevard, Suite 400, McKinney, Texas 75069.

Special Note Regarding the Agreement

The Agreement contains customary representations, warranties, covenants and other terms, provisions and conditions that Independent and CBI made to each other as of specific dates. The assertions embodied in those terms, provisions and conditions were made solely for purposes of the Agreement, and may be subject to important qualifications and limitations agreed to by parties to the Agreement in connection with negotiating the terms contained in this Agreement. Moreover, the parties to the Agreement may be subject to a contractual standard of materiality in the Agreement that may be different from what may be viewed as material to shareholders of Independent or CBI or may have been used by the parties for the purpose of allocating risk between Independent, together with its direct and indirect subsidiaries, and CBI rather than for the purpose of establishing matters as facts. For the foregoing reasons, no one should rely on such representations, warranties, covenants or other terms, provisions or conditions as statements of factual information regarding Independent or CBI at the time they were made or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 21, 2016.

INDEPENDENT BANK GROUP, INC.

By:	/s/ David R. Brooks
Name:	David R. Brooks
Title:	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1*+	Agreement and Plan of Reorganization by and between Independent Bank Group, Inc. and Carlisle Bancshares, Inc., dated November 21, 2016.**

99.1**	Independent Bank Group, Inc. Presentation, dated November 21, 2016.

99.2**	Press Release issued by Independent Bank Group, Inc., dated November 21, 2016.

*	Filed herewith.
**	Furnished to the SEC herewith as exhibits relating to information furnished to the Commission under Item 7.01 of Form 8-K.
+	Schedules and/or exhibits to this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Independent agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.